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Exhibit 23.1  Consent of Independent Public Accountants


ARESON & COMPANY

4/F, GALUXE BUILDING, 8-10 ON LAN STREET, CENTRAL, HONG KONG
TEL: (852) 2523 2167       FAX: 2810 1957
EMAIL: aac@netvigator.com        whajr@netvigator.com



August 27, 2001

The Board of Directors
GTM Holdings, Inc.
12/F, Nam Kwong Building
Avenida Rodrigo Rodriques
Macau S.A.R., China

Dear Sirs,

As independent public accountants, we hereby consent to the incorporation in this Form 8-K/A of our audit report filed on August 27, 2001 on the consolidated financial statements of GTM Holdings, Inc., ("the Company") and its subsidiary for the years ended December 31, 1999 and December 31, 2000 and for the periods from January 1, 2000 to June 12, 2000 (unaudited) and January 1, 2001 to June 12, 2001. It should be noted that we have not audited any financial statements of GTM Holdings, Inc. subsequent to June 12, 2001, the figures for the years ended December 31, 1999 and December 31, 2000 were audited by another firm of independent public accountants, and those for the period from January 1, 2000 to June 12, 2000 are unaudited.



/s/ Areson & Company
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ARESON & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS